As filed with the Securities and Exchange Commission on June __, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SAFESCIENCE, INC.
               (Exact name of Issuer as Specified in its charter)
               NEVADA                                      33-0231238
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                              PARK SQUARE BUILDING
                         31 ST. JAMES AVENUE, 8TH FLOOR
                           BOSTON, MASSACHUSETTS 02116
               (Address of Principal Executive Offices, Zip Code)

                   SAFESCIENCE, INC. 2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                         ------------------------------

                                BRADLEY J. CARVER
                                SAFESCIENCE, INC.
                              PARK SQUARE BUILDING
                         31 ST. JAMES AVENUE, 8TH FLOOR
                           BOSTON, MASSACHUSETTS 02116
                     (Name and address of agent for service)
                                 (617) 422-0674
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               CHERYL REICIN, ESQ.
                             MCDERMOTT, WILL & EMERY
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 547-5400

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of securities to be    Amount to be            Proposed maximum                 Proposed maximum           Amount of
registered                   registered              offering price per share (1)     aggregate offering price   registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value      1,000,000 shares                 $7.125                         $7,125,000               $1,881
$0.01 share
====================================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Exchange on June 7, 2000.

                              EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers 1,000,000 additional shares of common stock, par value $.01 per share (the "Common Stock"), of SafeScience, Inc. for issuance pursuant to the SafeScience, Inc. 2000 Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company, each as filed with the Securities and Exchange Commission, are incorporated as of their respective dates in this Registration Statement by reference:

                  o Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                  o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

                  o All other reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999.

                  o The description of Common Stock contained in the Registration Statement on Form 10 as filed with the Securities and Exchange Commission, SEC file no. 0-26476

         Annual Reports on Form 10-K subsequently filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and all reports and other documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         As of June 8, 2000, Mr. B. David Sandberg, who is giving an opinion upon the validity of the securities being registered, beneficially owned 47,894 shares, and holds options to purchase an additional 8,112 shares, of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated under the laws of the State of Nevada.
Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys, fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of any action by or in the right of the corporation, no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The bylaws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Nevada as they may exist from time to time. The bylaws also provide that the proper officers of the Company without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description
-----------       -----------

*3.1     Articles of Incorporation of Alvarada, Inc.

*3.2     Amendment to the Articles of Incorporation dated March 1, 1995.

*3.3     Amendment to the Articles of Incorporation dated March 3, 1995.

*3.4     Amendment to the Articles of Incorporation dated March 23, 1995.

**3.5 Certificate of Amendment of Articles of Incorporation of IGG International, Inc. dated January 16, 1998.

**3.6 Certificate of Amendment of Articles of Incorporation of SafeScience, Inc. dated January 24, 2000.

*3.7     Bylaws of Alvarada, Inc.

*4.1     Specimen Stock Certificate

5.1 Opinions (including consent) of B. David Sandberg, Esq. as to the legality of the securities being offered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of B. David Sandberg, Esq. (included in Exhibit 5.1)

24.1     Power of Attorney (included on signature page).

* Incorporated by reference to the Registration Statement on Form 10, as filed with the Securities and Exchange Commission, SEC file no. 0-26476.

**Incorporated by reference to the Registration Statement on Form S-8, as filed with the Securities and Exchange Commission, SEC File No. 333-35874.

ITEM 9.   UNDERTAKINGS.

         The Company undertakes:

                  o to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  o that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

                  o to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  o that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
                           Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  o insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 8th day of June, 2000.

                            SAFESCIENCE, INC.


                            By: /s/ Bradley J. Carver
                                ------------------------------------------------
                                Bradley J. Carver
                                Chief Executive Officer, President and Treasurer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Bradley J. Carver and John W. Burns, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent in his name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

              Signature                                    Title                                      Date
              ---------                                    -----                                      ----

/s/ Brian G.R. Hughes                            Chairman of the Board                          June 8, 2000
------------------------------------------       of Directors
Brian G.R. Hughes


/s/ Bradley J. Carver                            Chief Executive Officer,                       June 8, 2000
------------------------------------------       President, Treasurer and
Bradley J. Carver                                Director (Principal Executive
                                                 Officer)

/s/ David W. Dube                                Director                                       June 8, 2000
------------------------------------------
David W. Dube


/s/ Theodore J. Host                             Director                                       June 8, 2000
------------------------------------------
Theodore J. Host


/s/ John W. Burns                                Chief Financial Officer                        June 8, 2000
------------------------------------------       and Secretary (Principal
John W. Burns                                    Financial and Accounting Officer)



                                  EXHIBIT INDEX


Exhibit No.       Description                                                                    Page No.
-----------       -----------                                                                    --------

*3.1              Articles of Incorporation of Alvarada, Inc.

*3.2              Amendment to the Articles of Incorporation dated March 1, 1995.

*3.3              Amendment to the Articles of Incorporation dated March 3, 1995.

*3.4              Amendment to the Articles of Incorporation dated March 23, 1995.

**3.5             Certificate of Amendment of Articles of Incorporation of IGG International,

                  Inc. dated January 16, 1998.

**3.6             Certificate of Amendment of Articles of Incorporation of SafeScience, Inc.

                  dated January 24, 2000.

*3.7              Bylaws of Alvarada, Inc.

*4.1              Specimen Stock Certificate

5.1               Opinions (including consent) of B. David Sandberg, Esq. as to the legality of the securities being offered.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of B. David Sandberg, Esq. (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page).

* Incorporated by reference to the Registration Statement on Form 10, as filed with the Securities and Exchange Commission, SEC file no. 0-26476.

** Incorporated by reference to the Registration Statement on Form S-8, as filed with Securities and Exchange Commission, SEC file no. 333-35874.

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